U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 19, 2012

ADA-ES, INC.

(Name of registrant as specified in its charter)

Colorado	000-50216	84-1457385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9135 South Ridgeline Blvd., Suite 200, Highlands Ranch, Colorado	80129
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 734-1727

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

ADA-ES, Inc. (“ADA-ES”) held its 2012 Annual Meeting of Shareholders (the “Annual Meeting”) on July 19, 2012. At the Annual Meeting, shareholders considered and voted upon four proposals. The proposals, number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each such matter are set forth below.

On May 31, 2012, the record date for the Annual Meeting, 10,011,551 shares of ADA-ES’s common stock were issued and outstanding.

(1)	Proposal: Elect nine directors of ADA-ES.

Votes
Director Name	For	Withheld	Broker Non-Votes
Robert N. Caruso	3,636,134	389,489	4,112,102
Michael D. Durham	3,849,800	175,823	4,112,102
Derek C. Johnson	3,849,088	176,535	4,112,102
Ronald B. Johnson	3,581,824	443,799	4,112,102
W. Phillip Marcum	3,637,532	388,091	4,112,102
Mark H. McKinnies	3,507,249	518,374	4,112,102
Robert E. Shanklin	3,609,492	416,131	4,112,102
Jeffrey C. Smith	3,638,204	387,419	4,112,102
Richard J. Swanson	3,596,037	429,586	4,112,102

(2)	Proposal: Ratify the Audit Committee’s selection of Erhardt, Keefe, Steiner & Hottman PC as ADA-ES’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

Votes
For	Against	Abstain	Broker Non-Votes

7,868,709	103,536	165,480	0

(3)	Proposal: Approve Amendment No. 1 to the Amended and Restated 2007 Equity Incentive Plan (the “2007 Plan”) including approval of shares of common stock reserved for issuance under the 2007 Plan.

Votes
For	Against	Abstain	Broker Non-Votes

2,323,117	1,529,822	172,684	4,112,102

(4)	Proposal: Approve the Amended and Restated 2010 Non-management Compensation and Incentive Plan (the “2010 Plan”) including approval of shares of common stock reserved for issuance under the 2010 Plan.

Votes
For	Against	Abstain	Broker Non-Votes

3,318,808	531,065	175,750	4,112,102

Results: For Proposal (1), all director nominees were elected to the Board. Proposals (2), (3) and (4) passed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 23, 2012

ADA-ES, Inc. Registrant

/s/ Mark H. McKinnies
Mark H. McKinnies Senior Vice President and Chief Financial Officer